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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

           Subsidiary                               Jurisdiction of Subsidiary
-------------------------------                 -------------------------------

GG Terminal Management Corporation                        Delaware

Georgia Gulf Europe, ApS                                  Denmark

Georgia Gulf Export Corporation                           Barbados

Georgia Gulf Chemicals & Vinyls, L.L.C.                   Delaware

Georgia Gulf Lake Charles, L.L.C.                         Delaware

Great River Oil & Gas Corporation                         Delaware

GGRC Corp.                                                Delaware

North American Plastics, L.L.C.                           Delaware